Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$375,732
Unrealized Gain (Loss) on Market Value of Futures	(612,616)
Interest Income	1,166
Total Income (Loss)	$(235,718)

Expenses
Investment Advisory Fee	$3,119
Brokerage Commissions	690
NYMEX License Fee	130
Non-interested Directors' Fees and Expenses	41
Prepaid Insurance Expense	11
Other Expenses	8,250
Total Expenses	12,241
Expense Waiver	(7,470)
Net Expenses	$4,771
Net Gain (Loss)	$(240,489)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/09	$6,231,425
Net Gain (Loss)	(240,489)

Net Asset Value End of Period	$5,990,936
Net Asset Value Per Unit (300,000 Units)	$19.97

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502